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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Steinway Musical Instruments, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

April 26, 2010

Dear Stockholder:

        Our Annual Meeting of Stockholders will be held on Wednesday, May 26, 2010 at 9:30 a.m., at the Company's corporate office located at 800 South Street, Suite 305, Waltham, Massachusetts 02453. We invite you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company and to respond to any questions you may have.

        The formal Notice of Meeting, the Proxy Statement and the Proxy Card are enclosed. A copy of the Annual Report on Form 10-K describing the Company's operations during the year ended December 31, 2009 is also enclosed.

        Your Chairman, Kyle R. Kirkland, and I own 100% of the Class A Common Stock and have advised the Company that we intend to vote our shares of Class A Common Stock consistent with the recommendation of the Board of Directors set forth in the attached Proxy Statement. The Class A Common Stock presently represents over 80% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock. Therefore, stockholder approval in accordance with the Board of Directors' recommendation is assured.

        We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please vote by mailing a completed Proxy Card or, if your Proxy Card or voter instruction form so indicates, by phone or internet. Your shares will be voted at the meeting in accordance with your Proxy.

        If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the Proxy materials. If so, please sign and return each of the Proxy Cards you receive so that all of your shares may be voted. We look forward to seeing you at the meeting.

Very truly yours,

Dana D. Messina Chief Executive Officer

STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2010

        The Annual Meeting of Stockholders of Steinway Musical Instruments, Inc. (the "Company") will be held on Wednesday, May 26, 2010 at 9:30 a.m. at the Company's corporate office at 800 South Street, Suite 305, Waltham, Massachusetts 02453, for the following purposes:

1.
To elect nine directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

2.
To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 29, 2010 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are urged to attend the meeting in person or by proxy.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY MAILING A COMPLETED PROXY CARD OR, IF YOUR PROXY CARD OR VOTER INSTRUCTION FORM SO INDICATES, BY PHONE OR INTERNET. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors,

John R. Dudek Secretary
Waltham, Massachusetts April 26, 2010

 INTERNET AVAILABILITY OF PROXY MATERIALS

        Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing Proxy materials on the internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the Proxy materials on the internet can be found on the Proxy Card or voting instruction form sent to stockholders of record.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 26, 2010.

        This Proxy Statement and our 2009 Annual Report on Form 10-K are available and can be accessed directly at the following internet address: http://www.cstproxy.com/steinwaymusical/2010

        If you received your 2010 Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications by e-mail. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on Form 10-K and Proxy Statement are available on the internet, and you can easily submit your stockholder votes online. If you are a registered holder (i.e. you hold your shares in your own name through our transfer agent, Continental Stock Transfer & Trust, or you have stock certificates), visit http://www.cstproxy.com/steinwaymusical/2010 to enroll.

        Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like to receive paper copies of our Proxy Statements and annual reports, please call Continental Stock Transfer & Trust at (212) 509-4000 extension 520 or revisit http://www.cstproxy.com/steinwaymusical/2010 to change your delivery preference.

        If you hold your stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and annual reports over the internet and how to change your elections.

Your Vote is Important.

        Please vote as promptly as possible by using the internet or by signing, dating and mailing the enclosed Proxy Card.

STEINWAY MUSICAL INSTRUMENTS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation and Revocation of Proxies

        The enclosed Proxy is solicited by and on behalf of the Board of Directors of Steinway Musical Instruments, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on the 26th day of May, 2010 at 9:30 a.m. (the "Annual Meeting") and at any and all adjournments thereof.

        The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any Proxy may be revoked or superseded by executing a Proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed.

        This Proxy Statement and the accompanying Proxy Card are being delivered to stockholders on or about April 26, 2010. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. The original solicitation of proxies will be by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, fax or e-mail.

        Messrs. Kirkland and Messina have advised the Company that they intend to vote all of their shares of Class A Common Stock in favor of the election of the nine nominees recommended by the Board of Directors. Such action by Messrs. Kirkland and Messina is sufficient to elect such directors without any action on the part of any other holder of common stock.

Voting at the Meeting

        Only stockholders of record at the close of business on March 29, 2010 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock entitles the record holder to one vote while each share of Class A Common Stock entitles the record holder to 98 votes on any action to be taken at the Annual Meeting, unless Delaware law provides otherwise. As of March 29, 2010, there were 9,841,516 shares of Ordinary Common Stock and 477,952 shares of Class A Common Stock outstanding. As of that date, all shares of Class A Common Stock were owned by Kyle R. Kirkland, Chairman of the Board, and Dana D. Messina, Chief Executive Officer of the Company, representing over 80% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights. The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items scheduled to be presented to the stockholders at the Annual Meeting.

Vote Required

        The election of director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors, and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and, therefore, will not affect the election of the nominees receiving a plurality of the votes cast.

ELECTION OF DIRECTORS

        The Certificate of Incorporation fixes the number of directors at not less than three and not more than nine, with the exact number to be set by resolution of the Board of Directors. Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as directors for the ensuing year and have previously served as directors of the Company. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

Information Regarding the Nominees

        Set forth below are the names, positions held, ages and brief accounts of the business experience for each of the persons to be nominated as a director by the Board of Directors at the Annual Meeting.

Nominees For Directors For Terms Expiring In 2011

        Kyle R. Kirkland, Chairman of the Board and Director (age 47).    Mr. Kirkland has served as a director of the Company since 1993 and as Chairman of the Board since 1996. He has been a principal of Kirkland Messina, Inc. since 1994. From 1991 to 1994, Mr. Kirkland was a Senior Vice President of an investment bank where he was responsible for its private placement financing activities. From 1990 to 1991, Mr. Kirkland was employed by Canyon Partners as a Vice President. From 1988 to 1990, he was employed by an investment banking firm in its high yield bond department. The Company believes that Mr. Kirkland's financial and business expertise, combined with over 15 years of Company and industry experience, give him the qualifications and skills to serve as director.

        Dana D. Messina, Chief Executive Officer and Director (age 48).    Mr. Messina has served as a director of the Company since 1993 and as Chief Executive Officer since 1996. He has been a principal of Kirkland Messina, Inc. since 1994. From 1990 to 1994, Mr. Messina was a Senior Vice President of an investment bank where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, he was employed by an investment banking firm in its high yield bond department. The Company believes that Mr. Messina's financial and business expertise, combined with over 15 years of Company and industry experience, give him the qualifications and skills to serve as director.

        Thomas Kurrer, President, Steinway & Sons Worldwide and Director (age 61).    Mr. Kurrer became a director of the Company upon his appointment as President of Steinway & Sons Worldwide in 2008. He joined the Company in 1989 as Managing Director of Steinway-Germany and undertook responsibility for all of Steinway & Sons' operations outside the Americas in 1994. Prior to joining the Company, he held various positions of increasing responsibility with the Otto Wolff-Group, a conglomerate of steel and machinery equipment companies, with his last position as their Managing Director of Wirth GmbH. From 1976 to 1978, Mr. Kurrer was employed by the German-American Chamber of Commerce in New York. The Company believes that Mr. Kurrer's management and operations expertise, combined with over 20 years of Company and industry experience, give him the qualifications and skills to serve as director.

        John M. Stoner, Jr., President, Conn-Selmer and Director (age 57).    Mr. Stoner became a director of the Company upon his appointment as President of Conn-Selmer, Inc. in 2002. Prior to that, Mr. Stoner spent 25 years with True Temper, Inc., a manufacturer of non-powered lawn and garden tools, where he held various positions of increasing responsibility. In 1995, he was appointed as True Temper's President and in 1999, after the acquisition of True Temper, became the President and CEO of Ames True Temper. The Company believes that Mr. Stoner's management and operations expertise, combined with his Company and industry experience, give him the qualifications and skills to serve as director.

        A. Clinton Allen, Director (age 66).    Mr. Allen has served as a director of the Company since 1999 and became Lead Director in 2003. He is a director of Brooks Automation, Avantair, Inc. and LKQ Corporation. He also serves as director and non-executive chairman for Collectors Universe, Inc. He is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. Mr. Allen provided original financing for Blockbuster Entertainment Corporation, was a founding director and served on the board until the company was acquired by Viacom/Paramount in September 1994. Mr. Allen holds an Advanced Professional Director Certification awarded by the Corporate Directors Group, a director education and credentialing organization. The Company believes that Mr. Allen's financial and business expertise, combined with his experience as an executive and director of other companies, both public and private, as well as his years of experience providing strategic advisory services, give him the qualifications and skills to serve as director.

        Jong Sup Kim, Director (age 62).    Mr. Kim became a director of the Company in November 2009. He is the chairman of Samick Musical Instruments Co., Ltd. Mr. Kim also serves as the chairman of Speco Co., Ltd., one of Korea's leading road building machinery companies. The Company believes that Mr. Kim's management and operations expertise, combined with his global industry experience and expertise, give him the qualifications and skills to serve as director.

        Rudolph K. Kluiber, Director (age 50).    Mr. Kluiber has served as a director of the Company since 2001. He is the Managing Director of GRT Capital Partners ("GRT"), an investment management firm located in Boston, Massachusetts. Prior to forming GRT, Mr. Kluiber served as Senior Vice President and Portfolio Manager for State Street Research & Management Company since 1997, where he ran the State Street Aurora Fund and managed the Small-Cap Value effort. The Company believes that Mr. Kluiber's financial and business expertise, including capital markets, combined with his Company and industry experience, give him the qualifications and skills to serve as director.

        David Lockwood, Director (age 50).    Mr. Lockwood became a director of the Company in January 2008. He is the founding member and current Managing Partner of VA SmallCap Partners, LLC; ValueAct SmallCap Management, LLC; and ValueAct SmallCap Master Fund, L.P. Prior to his tenure withValueAct, Mr. Lockwood was Chairman and CEO of Liberate Technologies, a provider of software for digital cable systems. Before serving at Liberate Technologies, he was Vice Chairman and CEO of Intertrust, a company which develops and licenses intellectual property. The Company believes that Mr. Lockwood's financial and business expertise, including capital markets, combined with his management and investment banking experience, give him the qualifications and skills to serve as director.

        Peter McMillan, Director (age 52).    Mr. McMillan has served as a director of the Company since 1996. Currently, Mr. McMillan is the Managing Partner of Willow Brook Capital Group, LLC, an asset management company based in Los Angeles, California. In 1989, Mr. McMillan joined SunAmerica Investments, Inc., a wholly owned subsidiary of American International Group, Inc., where he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, Mr. McMillan had overall investment management responsibility for SunAmerica's asset portfolio. Prior to joining SunAmerica Investments, Inc., he managed the fixed-income portfolio for Aetna Life Insurance and Annuity Company. Mr. McMillan is a director of KBS Real Estate Investment Trust, Inc. and Metropolitan West Funds. The Company believes that Mr. McMillan's financial, accounting and business expertise, including extensive public company reporting oversight, combined with over 10 years of Company and industry experience, give him the qualifications and skills to serve as director.

        Each director of the Company is elected for a period of one year and serves until his successor is duly elected and qualified. For information regarding the beneficial ownership of Ordinary Common Stock and Class A Common Stock by nominee, see "Principal Stockholders" on page 23.

Meetings of the Board of Directors

        The Company has determined that it is a controlled company, as defined by the rules and regulations of the New York Stock Exchange (the "NYSE"), based on the fact that Messrs. Kirkland and Messina own over 80% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. The Company has chosen to take advantage of the controlled company exemptions to Sections 303A.01, .04 and .05 of the NYSE's Listed Company Manual (the "Manual"). Accordingly, the Board of Directors need not be comprised of a majority of independent directors. The Board has determined that Messrs. Allen, Kim, Kluiber, Lockwood and McMillan are all independent according to applicable rules of the Securities and Exchange Commission (the "SEC") and the listing standards of the NYSE. The Board made this determination after discussions with the directors and review of their responses to questions regarding employment and transaction history, affiliations, and family and other relationships.

        The Board of Directors met on four separate occasions and took action by unanimous written consent four times during 2009. Non-management directors' meetings are normally held regularly throughout the year and Mr. Allen, having been elected Lead Director, presides over these formal meetings of non-management directors. Shareholders can communicate with Mr. Allen at the Company's Annual Meeting of Stockholders or as described below under the caption "Communications with Stockholders of the Company" on page 6. In addition to the meetings of the full Board and meetings of non-management directors, directors also took action through Board committees. The Board of Directors has standing Audit, Compensation and Option Committees. None of the members of the Board of Directors participated in less than 75% of the meetings held by the Board of Directors or of the total number of meetings held by all committees of the Board of Directors on which various members served during the year ended December 31, 2009. While the Company does not have a policy requiring the members of the Board of Directors to attend its annual meetings of stockholders, several of its directors do attend the Annual Meeting. Messrs. Allen and Kluiber attended last year's annual meeting. The current members of each of the Board of Directors' committees are listed below.

  The Audit Committee

          The current members of the Audit Committee are Chairman Kluiber and Messrs. Allen and McMillan, each of whom is an "independent director" as defined by the NYSE's listing standards. The Board has determined that Mr. McMillan is an "audit committee financial expert" as defined in the applicable regulations of the SEC. In addition to the relevant experience of Mr. McMillan disclosed above under the caption "Nominees for Directors for Terms Expiring in 2011," Mr. McMillan has an MBA in Finance from Wharton School of Business. The Board deemed Mr. McMillan's experience of over twenty years in the investment business, including analysis of financial statements, review of outside auditors' and management letters and involvement with analysts, rating agencies, auditors and management with respect to quarterly earnings, significant management estimates and other accounting matters, as relevant to his financial expert qualifications. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices and controls of the Company. The Audit Committee met seven times and took action by unanimous written consent four times during 2009. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website at www.steinwaymusical.com and was attached as an exhibit to the Company's 2006 proxy statement.

  The Compensation Committee

          The current members of the Compensation Committee are Chairman Allen and Messrs. Kluiber and McMillan. The Compensation Committee sets the compensation for the executive officers of the Company and evaluates and administers the Company's compensation programs. The Compensation Committee met twice and took action by unanimous written consent twice during 2009. The Company is exempt from Section 303A.05 of the Manual and, therefore, need not adopt, nor has it adopted, a charter for the Compensation Committee.

  The Option Committee

          The current members of the Option Committee are Chairman Allen and Messrs. Kluiber and McMillan. The Option Committee is responsible for administering the Steinway Musical Instruments, Inc. 2006 Stock Compensation Plan, the 1996 Stock Compensation Plan, as amended, and the 2006 Employee Stock Purchase Plan. The Option Committee did not meet but took action by unanimous written consent twice during 2009.

Director Nominations and Nominating Process

        Since the Company is a controlled company, as defined in the Manual, and is therefore exempt from Section 303A.04 of the Manual, it does not have a standing Nominations Committee. The entire Board of Directors—Messrs. Kirkland, Messina, Kurrer, Stoner, Allen, Kim, Kluiber, Lockwood and McMillan—participates in the consideration of director nominees. As controlling shareholders, Messrs. Kirkland and Messina put forth recommendations which are then considered and acted upon by the full Board of Directors.

        The Board of Directors does not have a policy with regard to the consideration of any director candidate recommended by a stockholder of the Company. The Board of Directors has determined that, as a controlled company, it is unnecessary to have such a policy. However, the Board will consider any director candidate recommended by a stockholder of the Company when such recommendation is submitted in accordance with the Company's bylaws, the procedures described in this Proxy Statement under the caption "Stockholder Proposals" on page 27, and the applicable rules of the SEC.

        The Board of Directors has identified certain qualifications that a director nominee must possess before the Board recommends the nominee for a position on the Board of Directors. While the Board of Directors does not have a formal diversity policy, the Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The Board believes that director nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders of the Company. In addition, Board candidates are considered based upon other criteria, such as diversity, broad-based business skills and experience, and a global business and social perspective. The Board of Directors evaluates such director nominees based on the qualifications described above.

Board Leadership Structure

        The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders. Currently, Mr. Kirkland serves as a Director and the Chairman of the Board and Mr. Messina serves as a Director and Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for the Company at this time as it makes the best use of Messrs. Kirkland's and Messina's skills and experience.

Board's Role in the Oversight of Risk Management

        In fulfilling its risk oversight role, the Board of Directors focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes that an effective risk management system will (i) adequately identify the material risks to the Company, (ii) monitor (and implement if necessary) the effectiveness of the risk mitigating policies and procedures, and (iii) provide management with information on risk and the risk management process in order to make better business decisions.

        The Board has tasked the Audit Committee with the responsibility of the risk management system. The Audit Committee's objective is to strive to generate serious and thoughtful attention to the Company's risk management process, the nature of material risks affecting the Company, and the adequacy of the Company's policies and procedures designed to address and, where appropriate, mitigate these risks. To achieve these objectives, the Audit Committee (i) has tasked the Internal Audit department to facilitate a risk self-assessment with senior managers to identify material strategic, operational, financial and compliance risks, (ii) will receive information and reports from the Internal Audit department and other management personnel on a routine basis monitoring results of the Company's risk management policies and procedures, and (iii) if necessary, will schedule additional time for periodic reviews of the adequacy of the Company's risk management process with the Internal Audit department and other management personnel.

Corporate Governance

        The Company has adopted a written Code of Ethics and Professional Conduct to provide guidance to its directors, officers and employees on matters of business ethics and conduct, including compliance standards, business conduct, conflicts of interest, as well as identification, reporting, and resolution of issues. The Company has posted this code, along with its Corporate Governance Guidelines and Audit Committee Charter, on its website at www.steinwaymusical.com. This information will be made available in print free of charge to any stockholder who requests it by contacting the Corporate Communications Department at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, (781) 894-9770 or at ir@steinwaymusical.com.

Communications with Stockholders of the Company

        Stockholders have the opportunity to communicate with the members of the Board of Directors at the Annual Meeting of Stockholders. In addition, non-management directors as a group have instructed the Company that interested parties can also communicate directly with the Lead Director, or with the non-management directors as a group, by mail addressed to the Lead Director at the Company's headquarters in Waltham, Massachusetts or by e-mail at smileaddirector@steinwaymusical.com. The Company's website has pages titled "Contact Lead Director" and "Contact Audit Committee" under the section marked "Corporate Governance" that details these communication options.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

        Unless a contrary indication is made on the enclosed Proxy Card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of each director.

 MANAGEMENT

Executive Officers and Directors of the Company

        Set forth below are the names, ages, positions held and brief accounts of the business experience for each executive officer, division president and director of the Company.

Name	Age	Position
Kyle R. Kirkland	47	Chairman of the Board and Director
Dana D. Messina	48	Chief Executive Officer and Director
Dennis M. Hanson	55	Senior Executive Vice President
Thomas Kurrer	61	President, Steinway & Sons Worldwide and Director
John M. Stoner, Jr.	57	President, Conn-Selmer and Director
Ronald Losby	55	President, Steinway & Sons-Americas
A. Clinton Allen	66	Director
Jong Sup Kim	62	Director
Rudolph K. Kluiber	50	Director
David Lockwood	50	Director
Peter McMillan	52	Director

        For biographical information concerning Kyle R. Kirkland, Dana D. Messina, John M. Stoner, Jr., Thomas Kurrer, A. Clinton Allen, Jong Sup Kim, Rudolph K. Kluiber, David Lockwood and Peter McMillan, see "Nominees for Directors for Terms Expiring in 2011" on page 2.

        Dennis M. Hanson, Senior Executive Vice President.    Mr. Hanson serves as the Company's Chief Financial Officer, General Counsel and Assistant Secretary. He joined Steinway in 1988 as Vice President of Finance and assumed duties as General Counsel in 1993. Prior to that, Mr. Hanson worked at Computervision Corporation, where he held various financial positions including Vice President of Audit. Mr. Hanson started his career in public accounting at Haskins and Sells in 1976.

        Ronald Losby, President, Steinway & Sons-Americas.    Mr. Losby has served as President, Steinway & Sons-Americas since 2008. He joined the Company in 1987 as District Sales Manager for the Midwestern region of the United States. In 1998, Mr. Losby became Managing Director of Steinway U.K. In 2005, Mr. Losby assumed responsibility for the Company's retail showrooms in Germany as Steinway's Director of European Retail Stores. Prior to joining Steinway & Sons, he held retail management positions at The Wurlitzer Company and Baldwin Piano & Organ Company.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of the Board of Directors is responsible for establishing, implementing and monitoring adherence to the Company's compensation philosophy. The Compensation Committee ensures that the total compensation for executive officers is fair, reasonable and competitive. The current members of the Compensation Committee are Chairman Allen and Messrs. Kluiber and McMillan, each of whom is an "independent director" as defined by the NYSE's listing standards.

Compensation Philosophy and Objectives

        The objectives of the Company's executive compensation program are to (a) attract and retain highly qualified individuals, (b) recognize individual, business segment, and Company performance and behavior consistent with the Company's values, and (c) align senior managers' financial interests with the long-term interests of the Company's stockholders through stock ownership. To achieve these objectives, the Compensation Committee believes that variable compensation paid to executive officers, such as bonuses, should be closely linked to the achievement of annual and long-term performance goals. The Compensation Committee designs compensation packages based upon Company, business segment, and individual performance that reward and motivate the Company's executive officers to achieve strategic business objectives and to continue to perform at the highest levels. In keeping with the Company's executive compensation philosophy and objectives, an appropriate portion of the total compensation awarded to executive officers is performance-based and equity-based.

        In order to achieve its objectives, the principal elements of the Company's compensation program for its executive officers are annual salary, performance bonuses, long-term incentive awards in the form of stock option grants, retirement benefits, and perquisites and other personal benefits.

Setting Executive Compensation

        The Compensation Committee is responsible for determining the compensation of the Chairman, CEO and other executive officers. The Compensation Committee evaluates and makes determinations annually concerning each executive officer's base salary, short-term incentive compensation and long-term incentive compensation. Compensation decisions are made based on each executive officer's past performance as well as expectations of future performance, with a view towards ensuring that each officer's total compensation is competitive and reasonable. In evaluating the performance and expectations for future performance of each executive officer (other than Messrs. Kirkland and Messina, the Company's Chairman and CEO, respectively), the Compensation Committee takes into consideration the recommendation of Mr. Messina and, when appropriate, other senior officers.

        The Compensation Committee's decisions on compensation for the Company's executive officers are based primarily upon the Compensation Committee's assessment of each individual's performance, supplemented by input from outside professional consultants. To reach decisions on compensation for Messrs. Kirkland and Messina, the Compensation Committee examines several additional factors, such as the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable public companies, and the awards given to the Chairman and CEO in prior years. The Compensation Committee relies upon judgment, and not upon rigid guidelines or formulas, in determining the amount and mix of compensation elements for each executive officer. Factors affecting this judgment include performance compared to strategic goals established for the individual and the Company at the beginning of the year, the nature and scope of the executive's responsibilities, and effectiveness in leading initiatives to achieve corporate goals. The Compensation Committee previously engaged a third-party independent consulting firm to benchmark the overall competitiveness and reasonableness of each executive officer's compensation. The consultant's report not only addressed each executive officer's then current compensation, but also addressed future increases to enable the Committee to continue to utilize the report on a go-forward basis.

2009 Executive Compensation Components

        For the fiscal year ended December 31, 2009, the principal elements of compensation for named executive officers were:

    •
    Base salary

    •
    Performance-based incentive compensation

    •
    Long-term incentive compensation

    •
    Retirement and other benefits

    •
    Perquisites and other personal benefits

        In July 2007, the Compensation Committee adjusted the salaries of the Chairman, CEO and CFO and reset their annual review date to January beginning in 2009. Given the global financial crisis and continued

economic downturn and the associated impact on the Company's operations, the Compensation Committee and management agreed to freeze salaries indefinitely for all executive officers scheduled for a January 1, 2009 adjustment. Later in the year, all executive officers absorbed approximately a 10% reduction in salary coinciding with general pay reductions for non-union personnel at their respective divisions. Based on the Company's overall performance, under the Company's formula, no bonus was awarded to any executive officer for 2009. In addition, to continue to contain costs during this fiscal crisis, management and the Compensation Committee agreed there would be no discretionary bonuses of any type for executive officers for 2009. Further, the Compensation Committee and management agreed that there would be no discretionary contribution to the Company's supplemental executive retirement plan ("SERP") for fiscal 2009 and no discretionary match for any of the Company's 401(k) plans, although there was a non-discretionary match for the Company's band division 401(k) plan.

        In Fiscal 2009, base salaries for our named executive officers were in the range of 63-80% of their total cash and equity compensation (excluding benefits). Annual cash performance-based incentive compensation was 0% and long-term incentive compensation was in the range of 20-37% of total compensation.

  Base Salary

          With the periodic assistance of third-party consultants, base salaries are set within a certain range and at competitive levels, with reference to position, level of responsibilities, experience and geographic market conditions. Annual salary adjustments are determined by reference to the Company's and the individual's performance, as well as general marketplace conditions, including comparative information from similar industries. Such adjustments are meant primarily to maintain an individual's compensation in a range or adjust for position, duties, responsibilities or market changes. The Compensation Committee's review of these factors is subjective. The Compensation Committee does not assign a fixed value or weight to any specific performance factor when making salary decisions. In 2009, all executive officers absorbed approximately a 10% reduction in salary coinciding with general pay reductions at their respective divisions.

  Performance-based Incentive Compensation

          Performance bonuses are awarded to the Chairman, CEO and other senior executive officers in accordance with the Company's or relevant business segment's bonus plan and individual performance with respect to each individual's goals and objectives, as determined by the Compensation Committee. Under the applicable plan, participants are assigned a target bonus for the plan year that is a percentage of their base salary. Bonus payouts under the plan for the participants are based on whether the Company or relevant business segment meets or exceeds pre-established performance levels. The primary measure of performance is based on a return on assets ("ROA") percentage, which is calculated using EBITDA (earnings before net interest expense, income taxes, depreciation and amortization), as adjusted for atypical items, divided by assets employed, as defined. In addition to this formula, the Compensation Committee considers each individual's performance during the year and adjusts the bonus payment as appropriate. The Compensation Committee then makes an overall assessment and judgment about each executive officer's performance and considers prior year awards, internal equity, and the overall market competitiveness of each officer's total cash and total compensation to determine the amount of the incentive bonus award. Generally, an executive's target bonus is 25% of base salary based on these criteria. A higher percentage can be achieved should the performance of the business segment or Company exceed the pre-established performance levels. However, a maximum award payable is set at 250% of target to minimize risk associated with overly excessive variable compensation. In addition, the Compensation Committee has the discretion to grant bonuses during the year upon the achievement of major accomplishments that have or will have a significant positive impact on the Company and its operations.

          In 2009, there were no performance bonuses awarded to any of the Company's executive officers. The Company's overall performance was insufficient to generate bonus pools at the corporate level or any segment or division level. The Company's corporate level ROA target for Messrs. Kirkland, Messina and Hanson was 15%, with a minimum of 10% for any payout, and the Company achieved an ROA of 5.2%. The piano segment's ROA target for Messrs. Kurrer and Hanson was 28%, with a minimum of 23% for any payout, and the segment achieved an ROA of 9.9%. The domestic piano division's ROA target for Mr. Losby was also 28%, with a minimum of 23% for any payout, and that division achieved an ROA of 0%. The higher ROA target for the piano segment reflects the fact that its bonus plan predates the Company's acquisition of Steinway & Sons. Accordingly, the piano ROA percentage is based on historic asset values unaffected by the step up in value associated with the application of purchase accounting, which is reflected in the Corporate level targets. Due to unique challenges associated with plant consolidations, the band segment's bonus formula was adjusted to be primarily based on EBITDA and then, if achieved, a secondary inventory level target. The band segment's EBITDA target for Mr. Stoner was $14.4 million, with a minimum of $11.5 million for any payout, and the segment achieved EBITDA of $8.8 million in 2009.

  Long-term Incentive Compensation

          The Company, through the Option Committee, awards stock options to align the interests of its executives with the interests of the Company's stockholders by having the realizable value depend on an increase in the Company's stock price. The Compensation Committee believes this motivates the Company's executive officers to return value to stockholders through future appreciation of the Company's stock price. The options provide a long-term incentive because they vest over a period of time and remain outstanding for ten years, encouraging executive officers to focus energies on long-term corporate performance. The vesting requirements are designed to encourage retention of the Company's officers. In determining grants of stock options, the Compensation Committee takes into account an executive officer's position, scope of responsibility, performance, ability to affect profits and stockholder value, and value of stock options in relation to other elements of compensation. The Compensation Committee also considers prior equity awards made to the executive officer, internal equity and competitive market data. In 2009, the Option Committee, after considering the recommendations of Mr. Messina, established a pool of shares issuable to key employees pursuant to the long-term incentive compensation program. A portion of this pool was then allocated to executive officers based upon individual performance, potential, and leadership capability.

  Retirement and Other Benefits

          Executive officers are eligible to participate in all of the Company's employee benefit plans (except the Company's Employee Stock Purchase Plan), such as medical, dental and the insurance plans, including a 401(k) plan with Company matching contribution or profit sharing, in each case on the same basis as other employees. Messrs. Hanson, Kurrer and Losby participate in the Company's Pension Plan as described in the Pension Benefits section on page 15.

          The Company maintains a non-qualified SERP for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Generally the contribution ranges from 5-12% of the executive's compensation depending on age upon entering the plan. Total contributions and earnings therein are then payable in the form of fifteen substantially equal yearly installments beginning upon retirement and when the participant reaches age 65. Participants become fully vested upon the completion of five years of service. As of December 31, 2009, all executive officers were fully vested in the SERP. Due to the economic climate and the Company's efforts to contain costs, there was no SERP contribution for fiscal 2009.

  Perquisites and Other Personal Benefits

          The Company provides executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the Company's overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers, details of which are set forth in Footnote 2 of the Summary Compensation Table on page 12. Attributed costs of the personal benefits for the executive officers for the fiscal year ended December 31, 2009 are included in the "All Other Compensation" column of the Summary Compensation Table.

Summary

        After review of the Company's existing program and relative data for comparable positions in similar industries, the Compensation Committee believes that the total compensation program for the Company's executives is competitive with the compensation programs provided by other corporations with which the Company competes for management talent. The Compensation Committee also believes that the annual bonuses provide opportunities to the Company's executive officers that are consistent with the returns that are generated on behalf of the Company's stockholders.

Tax and Accounting Implications

        Section 162(m) of the Internal Revenue Code (the "Code") prevents publicly traded companies from receiving a tax deduction on compensation paid to Proxy-named executive officers in excess of $1.0 million annually. This limitation does not apply to compensation that qualifies as "performance-based compensation" under the Code. The Compensation Committee believes at the present time that it is highly unlikely that the compensation paid to any executive officer will exceed $1.0 million in any fiscal year. In addition, based on the Company's current compensation philosophy and performance-based bonus formula, it does not anticipate that the limitation would have a material effect on the Company.

 EXECUTIVE COMPENSATION

        The following table sets forth the annual compensation paid and accrued by the Company for services rendered during the fiscal year ended December 31, 2009, to the Company's Chairman of the Board and the Chief Executive Officer and the most highly compensated executive officers of the Company, all of whom were serving at the end of the last completed fiscal year (each a "Named Executive Officer").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation(2) ($)	Total ($)
Kyle R. Kirkland	2009	$336,800	—	$187,840	—		$ 660	$525,300
Chairman of the Board	2008	$350,000	—	$297,870	—		$ 5,260	$653,130
	2007	$345,000	$ 50,000	$113,738	—		$29,473	$538,211
Dana D. Messina	2009	$481,100	—	$281,760	—		$ 660	$763,520
Chief Executive Officer	2008	$500,000	—	$297,870	—		$ 5,260	$803,130
	2007	$417,000	$ 60,000	$142,515	—		$29,473	$648,988
Dennis M. Hanson	2009	$375,000	—	$140,880	$ 13,000	(3)	$19,610	$548,490
Senior Executive	2008	$390,000	—	$248,225	$ 2,000	(3)	$22,710	$662,935
Vice President	2007	$364,000	$ 92,000	$113,738	$ (4,000	)(3)	$55,673	$621,411
Thomas Kurrer(4)	2009	$437,200	—	$187,840	$ 23,500	(5)	—	$648,540
President,	2008	$497,600	$213,158	$149,703	$(50,750	)(5)	—	$809,711
Steinway & Sons	2007	$344,100	$225,000	$137,034	$ 42,600	(5)	—	$748,734
Worldwide
John M. Stoner, Jr.	2009	$373,000	—	$ 93,920	—		$22,050	$488,970
President, Conn-Selmer	2008	$385,000	—	$ 99,290	—		$29,093	$513,383
	2007	$365,000	—	$116,479	—		$57,661	$539,140
Ronald Losby	2009	$362,000	—	$ 93,920	$ 3,000	(6)	$33,510	$492,430
President,	2008	$375,000	$105,500	$149,703	$ 358	(6)	$33,960	$664,521
Steinway & Sons
-Americas

(1)
The amounts reported in this column reflect the aggregate grant date fair value of option awards by the Company for financial statement reporting purposes for fiscal 2009, 2008 and 2007 for stock option awards in accordance with Accounting Standards Codification ("ASC") 718 (formerly Statement of Financial Accounting Standard ("SFAS") No. 123(R)), without regard to forfeitures as prescribed by SEC rules. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note 12, 13 and 12 to the Company's Consolidated Financial Statements filed with its Annual Report on Form 10-K for fiscal years 2009, 2008 and 2007, respectively. The amounts in the table do not reflect the actual value that may be realized by the Named Executive Officers from exercising the options.

(2)
The Company provided the Named Executive Officers with certain health, medical and other non-cash benefits generally available to all salaried employees and not included in "All Other

  Compensation" pursuant to SEC rules. The table below presents the components of "All Other Compensation" for 2009.

Name	Company 401(k) Plan Contributions	Company SERP Contributions	Life Insurance Premium	Perquisites and Other Personal Benefits(a)
Kyle R. Kirkland	—	—	$ 660	—
Dana D. Messina	—	—	$ 660	—
Dennis M. Hanson	—	—	$4,260	$15,350	(b)
John M. Stoner, Jr.	$3,800	—	$ 600	$17,650	(c)
Ronald Losby	—	—	$3,360	$30,150	(d)

(a)
The Company provides certain perquisites and other benefits to its executive officers, including personal use of an automobile and piano, automobile and housing allowances, and medical reimbursements. The aggregate amount of perquisites and benefits for each Named Executive Officer is included in this column unless such amount did not exceed $10,000.

(b)
Includes $11,200 for personal use of a Company-leased automobile and $4,150 for use of a piano from the Steinway & Sons Concert & Artist piano bank. The value for such use is based on the annual rental fee the Company receives from dealers for similar pianos.

(c)
Includes $9,600 for an automobile allowance, $3,900 for related miscellaneous reimbursements and $4,150 for use of a piano from the Steinway & Sons Concert & Artist piano bank. The value for such use is based on the annual rental fee the Company receives from dealers for similar pianos.

(d)
Includes $26,000 for a housing allowance and $4,150 for use of a piano from the Steinway & Sons Concert & Artist piano bank. The value for such use is based on the annual rental fee the Company receives from dealers for similar pianos.
(3)
This amount reflects the actuarial increase or decrease in the present value of Mr. Hanson's pension plan established by the Company based on the assumptions used in the Company's financial statements.

(4)
Mr. Kurrer's compensation information contained in this statement has been converted from euro to U.S. dollars based upon average foreign exchange rates for the years presented.

(5)
This amount reflects the actuarial increase or decrease in the present value of Mr. Kurrer's pension plan established by the Company based on the assumptions used in the Company's financial statements and additional service credit.

(6)
This amount reflects the actuarial increase or decrease in the present value of Mr. Losby's pension plan established by the Company based on the assumptions used in the Company's financial statements.

Grants of Plan-Based Awards

        The following table shows information regarding grants of equity awards that the Company made during the fiscal year ended December 31, 2009 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Kyle R. Kirkland	9/4/2009	40,000	$11.20	$187,840
Dana D. Messina	9/4/2009	60,000	$11.20	$281,760
Dennis M. Hanson	9/4/2009	30,000	$11.20	$140,880
Thomas Kurrer	9/4/2009	40,000	$11.20	$187,840
John M. Stoner, Jr.	9/4/2009	20,000	$11.20	$ 93,920
Ronald Losby	9/4/2009	20,000	$11.20	$ 93,920

 Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kyle R. Kirkland	9,000	—	$18.84	03/16/2010
	40,000	—	$19.04	08/08/2012
	10,000	—	$22.67	12/19/2013
	3,320	4,980	$32.03	03/30/2017
	6,000	24,000	$26.99	06/06/2018
	—	40,000	$11.20	09/04/2019
Dana D. Messina	9,000	—	$18.84	03/16/2010
	40,000	—	$19.04	08/08/2012
	30,000	—	$22.67	12/19/2013
	4,160	6,240	$32.03	03/30/2017
	6,000	24,000	$26.99	06/06/2018
	—	60,000	$11.20	09/04/2019
Dennis M. Hanson	6,000	—	$19.04	08/08/2012
	10,000	—	$22.67	12/19/2013
	3,320	4,980	$32.03	03/30/2017
	5,000	20,000	$26.99	06/06/2018
	—	30,000	$11.20	09/04/2019
Thomas Kurrer	4,500	—	$18.84	03/16/2010
	10,000	—	$19.04	08/08/2012
	4,000	6,000	$32.03	03/30/2017
	2,000	8,000	$28.90	03/31/2018
	1,000	4,000	$26.99	06/06/2018
	—	40,000	$11.20	09/04/2019
John M. Stoner, Jr.	24,176	—	$18.55	11/11/2012
	12,000	—	$22.67	12/19/2013
	3,400	5,100	$32.03	03/30/2017
	2,000	8,000	$26.99	06/06/2018
	—	20,000	$11.20	09/04/2019
Ronald Losby	600	—	$19.04	08/08/2012
	800	—	$22.67	12/19/2013
	2,400	3,600	$32.03	03/30/2017
	2,000	8,000	$28.90	03/31/2018
	1,000	4,000	$26.99	06/06/2018
	—	20,000	$11.20	09/04/2019

Option Exercises and Stock Vested

        There were no option exercises by any named executive officer in fiscal 2009.

 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)
Dennis M. Hanson	Steinway Musical Instruments, Inc. Pension Plan	15	$ 89,000
Thomas Kurrer	Steinway & Sons (Foreign) Pension Plan	20	$2,089,000
Ronald Losby	Steinway Musical Instruments, Inc. Pension Plan	11	$ 21,000

(1)
The amount shown reflects the actuarial present value based on assumptions used in the Company's financial statements.

        The Company maintains an overall pension plan which includes separate plans for each of its major divisions. The benefit formula in the Steinway & Sons division domestic plan was frozen as of December 31, 2003. The accrued benefit will be a monthly benefit amount payable in the life annuity form. Mr. Hanson has fifteen years of service under the plan with an estimated annual benefit of $15,639. Mr. Losby has eleven years of service under the plan with an estimated annual benefit of $3,721. These amounts are based on the pension being paid during the participant's lifetime and would be reduced on an actuarially equivalent basis in the event of a survivor benefit or other optional form of payment.

        Mr. Kurrer is entitled to benefits under the Steinway & Sons division foreign pension plan. Based on the formula and his twenty years of credited service, his estimated annual benefit would be $170,800. At age 63 Mr. Kurrer would receive approximately 36% of his annual base income earned in the year prior to retirement or $340,000, whichever is higher. Assuming a 2% increase in annual salary in 2010 and thereafter, the estimated annual benefit at age 63 would be $185,600. The figures presented have been converted from euro to U.S. dollars based on 2009 average currency exchange rates.

Nonqualified Deferred Compensation

Name	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Kyle R. Kirkland	—	$30,100	$131,100
Dana D. Messina	—	$30,100	$131,100
Dennis M. Hanson	—	$55,000	$239,500
John M. Stoner, Jr.	—	$24,800	$108,100
Ronald Losby	—	—	—

(1)
This amount is reflected in the column "All Other Compensation" for each executive in the Summary Compensation Table on page 12.

        The Company maintains a non-qualified SERP, for certain key employees. The Company, in its sole and absolute discretion, may make an annual SERP contribution on behalf of the eligible participants. Total contributions and earnings therein are then payable in the form of fifteen substantially equal yearly installments beginning upon retirement and when the participant reaches age 65. Participants become fully vested upon the completion of five years of service. As of December 31, 2009, all executive officers participating in the SERP were fully vested.

Employment Contracts

        On August 29, 2007, the Company entered into an employment agreement with Kyle R. Kirkland. The agreement provides that Mr. Kirkland will continue to serve as Chairman of the Board of the Company in consideration of an annual base salary of $350,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kirkland is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews on an annual basis unless at least 60 days notice is given by the Company. The agreement provides that in the event the Company does not renew the agreement, it is obligated to pay to Mr. Kirkland a lump sum equal to twice his latest annual salary plus bonus in consideration of Mr. Kirkland's agreement to not compete with the Company for a period of two years from the date of non-renewal.

        On August 29, 2007, the Company entered into an employment agreement with Dana D. Messina. The agreement provides that Mr. Messina will continue to serve as President and Chief Executive Officer of the Company in consideration of an annual base salary of $500,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Messina is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews on an annual basis unless at least 60 days notice is given by the Company. The agreement provides that in the event the Company does not renew the agreement, it is obligated to pay Mr. Messina a lump sum equal to twice his latest annual salary plus bonus in consideration of Mr. Messina's agreement to not compete with the Company for a period of two years from the date of non-renewal.

        On August 29, 2007, the Company entered into an employment agreement with Dennis M. Hanson. The agreement provides that Mr. Hanson will continue to serve as General Counsel, Senior Executive Vice President and Chief Financial Officer of the Company in consideration of an annual base salary of $390,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Hanson is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews on an annual basis unless at least 60 days notice is given by the Company. The agreement provides that in the event the Company does not renew the agreement, it is obligated to pay to Mr. Hanson a lump sum equal to his latest annual salary plus bonus in consideration of Mr. Hanson's agreement to not compete with the Company for a period of two years from the date of non-renewal.

        On August 29, 2007, Steinway & Sons entered into an employment agreement with Thomas Kurrer. The agreement provides that effective January 1, 2008 Mr. Kurrer will serve as President of Steinway & Sons Worldwide in consideration of an annual base salary of €340,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kurrer is eligible to receive bonuses and certain other employment benefits. After the initial three-year term, the agreement automatically renews on an annual basis unless at least 60 days notice is given by Steinway & Sons. The agreement provides that in the event Steinway & Sons does not renew the agreement, it is obligated to pay to Mr. Kurrer a lump sum equal to his latest annual salary plus bonus in consideration of Mr. Kurrer's agreement to not compete with Steinway & Sons for a period of two years from the date of non-renewal.

        On October 17, 2002, Conn-Selmer, Inc. entered into an employment agreement with John M. Stoner, Jr. The agreement provides that Mr. Stoner will serve as President and Chief Executive Officer of Conn-Selmer, Inc. in consideration of an annual base salary of $310,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stoner is eligible to receive bonuses and certain other employment benefits. Mr. Stoner's agreement provides that, in certain circumstances, Conn-Selmer, Inc. is obligated to pay Mr. Stoner his base salary and continue his benefits for up to a period of twelve months upon the termination of his employment.

        On August 29, 2007, Steinway, Inc. entered into an employment agreement with Ronald Losby. The agreement provides that, effective January 1, 2008, Mr. Losby will serve as President of Steinway & Sons-Americas in consideration of an annual base salary of $375,000, which may be increased following the end of each year of service. In addition to a base salary, Mr. Losby is eligible to receive bonuses and certain other employment benefits. After the initial three-year term, the agreement automatically renews on an annual basis unless at least 60 days notice is given by Steinway, Inc. The agreement provides that in the event Steinway, Inc. does not renew the agreement, it is obligated to pay to Mr. Losby a lump sum equal to his latest annual salary plus bonus in consideration of Mr. Losby's agreement to not compete with Steinway, Inc. for a period of two years from the date of non-renewal.

Potential Payments Upon Termination or Change-In-Control

        Each of Messrs. Kirkland's and Messina's employment agreement provides the following benefits upon termination or non-renewal:

  •
  In the event of termination with cause, or by resignation, the only obligation of the Company shall be to allow the executive to participate in any Company health and medical plans at his sole cost.

  •
  In the event of termination caused by death or permanent disability, the Company shall continue benefits and pay the executive or his estate his salary for a period of six months.

  •
  In the event the Company does not renew the executive's agreement, the Company shall pay the executive a lump sum equal to twice his latest annual salary plus bonus.

        Each of Messrs. Hanson's, Kurrer's and Losby's employment agreement provides the following benefits upon termination or non-renewal:

  •
  In the event of termination with cause, or by resignation, the only obligation of the Company shall be to allow the executive to participate in any health and medical plans at his sole cost.

  •
  In the event of termination caused by death or permanent disability, the Company shall continue benefits and pay the executive or his estate his salary for a period of six months.

  •
  In the event the Company does not renew the executive's agreement, the Company shall pay the executive a lump sum equal to his latest annual salary plus bonus.

        Mr. Stoner's employment agreement provides the following benefits upon termination or non-renewal:

  •
  In the event of termination for cause, the only obligation of the Company shall be to allow Mr. Stoner to participate in any health and medical plans at his sole cost.

  •
  In the event of termination caused by death or permanent disability, the Company shall continue benefits and pay Mr. Stoner or his estate his salary for a period of six months.

  •
  In the event of termination without cause, the Company shall continue to pay Mr. Stoner his base salary for a period of twelve months as severance. The Company shall also provide Mr. Stoner with a leased vehicle for a period of three months and continue all health and medical benefits for a period of twelve months.

Compensation Policies and Practices As They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

        On May 11, 2007, and effective July 1, 2007, the Company revised its compensation policy for non-employee directors. Messrs. Kluiber and McMillan were each to be paid an annual retainer fee of $25,000 and Mr. Allen, as Lead Director, was to be paid an annual retainer fee of $30,000. On April 7, 2009, in conjunction with salary reductions taken by all executive officers, the Company again revised its compensation policy by reducing the annual retainer for Messrs. Kluiber and McMillan to $20,000 per year and for Mr. Allen to $25,000 per year. This change in compensation was effective beginning the second quarter of fiscal year 2009. In addition to the annual retainer, they received $12,500 for serving on the Audit Committee, $5,000 for every additional committee and $1,000 for each meeting attended. Messrs. Kirkland, Messina, Kurrer, and Stoner are employees of the Company and do not receive additional compensation in their roles as directors. Messrs. Kim and Lockwood do not receive compensation in their roles as directors.

Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
A. Clinton Allen	$100,750	$46,960	—	$147,710
Rudolph K. Kluiber	$ 86,750	$46,960	—	$133,710
Peter McMillan	$ 85,750	$46,960	—	$132,710

(1)
Includes a one-time payment of $40,000, $30,000 and $30,000 to Messrs. Allen, Kluiber and McMillan, respectively, for serving on a special committee during fiscal year 2009.

(2)
The amounts reported in this column reflect the aggregate grant date fair value of option awards by the Company for financial statement reporting purposes for fiscal 2007, 2008 and 2009 for stock option awards in accordance with Accounting Standards Codification ("ASC") 718 (formerly Statement of Financial Accounting Standard ("SFAS") No. 123(R)), without regard to forfeitures as prescribed by SEC rules. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note 12, 13 and 12 to the Company's Consolidated Financial Statements filed with its Annual Report on Form 10-K for fiscal years 2009, 2008 and 2007, respectively. The amounts in the table do not reflect the actual value that may be realized by the Directors from exercising the options.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationships exist between the members of the Compensation Committee or the Board of Directors and the members of any other company's compensation committee or board of directors.

Related Party Transaction

        The Company has adopted a written Related Party Transaction Policy. A related party transaction is a transaction between the Company and any related party other than transactions available to all employees generally, or transactions involving less than $5,000 when aggregated with all similar transactions. Under this policy, any related party transaction must be approved by the Audit Committee in accordance with the guidelines set forth in the policy and must be comparable on terms to those that could be obtained in arm's length dealings with an unrelated third party. At each calendar year's first regularly scheduled Audit Committee meeting, management recommends related party transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable.

        In fiscal 2009, the Company reimbursed Kirkland Messina, LLC, a limited liability corporation controlled by Messrs. Kirkland and Messina, a total of $130,217 for expenses including, but not limited to, airfare, hotel, auto, meals, postage and telephone. In addition, the Company paid annual rent of $167,604 to Kirkland Messina, LLC for office space the Company uses in Los Angeles, California.

Legal Proceedings Involving Directors, Officers, Affiliates or Beneficial Owners

        No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

        In September 2001, Kyle R. Kirkland entered into a settlement agreement with the SEC, without admitting or denying any finding or liability. The matter was unrelated to the Company or Mr. Kirkland's position with the Company.

        In April 2004, Liberate Technologies, with David Lockwood serving as Chairman and Chief Executive Officer, filed a voluntary petition for reorganization under federal bankruptcy laws. The petition, however, was not accepted, and the company continued to operate until it was sold to a group of investors, including Comcast Corporation and SeaChange International, Inc.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in the Proxy Statement, with management of the Company. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

COMPENSATION COMMITTEE:
A. Clinton Allen, Chairman Rudolph K. Kluiber, Member Peter McMillan, Member

 REPORT OF THE AUDIT COMMITTEE(1)

        The current members of the Audit Committee (the "Committee") are Chairman Kluiber and Messrs. McMillan and Allen, each of whom is an "independent director" as defined by the NYSE listing standards. The Committee operates pursuant to a written charter that meets SEC and NYSE listing standards and adheres to a Code of Ethics and Professional Conduct. The Committee assists the Board of Directors (the "Board") in fulfilling its responsibilities for the oversight of the quality and integrity of the accounting, internal auditing, auditing and financial reporting practices and controls of the Company.

        In discharging its oversight responsibility of the audit process, the Committee obtained from the Company's independent registered public accounting firm for fiscal 2009, UHY LLP ("UHY"), a formal written statement describing all relationships between each respective auditor and the Company that might bear on such auditors' independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Committee also discussed with UHY any relationships, including engagements with any subsidiaries, that may impact their objectivity and independence. The Committee also considered the compatibility of audit-related services, tax services and other non-audit services, and their level and nature of fees, with the respective auditors' independence. Based on the foregoing, the Committee has satisfied itself as to the auditors' independence.

        Through March 10, 2010, UHY had a continuing relationship with UHY Advisors, Inc. ("Advisors"). Under this relationship UHY leased auditing staff who were full-time, permanent employees of Advisors. UHY's partners provide non-audit services through Advisors. UHY has only a few employees. Therefore, few, if any audit services performed were provided by full-time, permanent employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in conjunction with its audit.

        The Committee also discussed with management and UHY the quality and adequacy of the Company's internal controls, internal audit function and compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). The Committee reviewed with UHY its audit plans, audit scope and identification of audit risks.

        The Committee also met with PricewaterhouseCoopers to discuss and review its activities associated with the Company's internal audit function including assistance with the Company's Section 404 Certification and a report on the Company's risk management process.

        The Committee reviewed its charter and the Company's Disclosure Policy. In addition, the Committee insured that the Company's Code of Ethics complied with regulations and that the Company complied with the NYSE's listing standards, the Sarbanes-Oxley Act, Regulation G and other rules, regulations and laws. The Committee also reviewed and approved all related party transactions.

        The Committee discussed and reviewed with UHY all communications required by generally accepted auditing standards and SEC regulations, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T and, with and without management present, discussed and reviewed the results of UHY's audit of the financial statements and internal control over financial reporting.

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Audit Committee shall not be incorporated by reference in any such filings.

        The Audit Committee's pre-approval policy prohibits the Company from engaging its independent registered public accounting firm for any non-audit or audit-related services other than the following tax-related services: tax return preparation and review; advice on income tax, tax accounting, sales/use tax, excise tax and other miscellaneous tax matters; tax advice and implementation assistance on restructurings, mergers and acquisition matters and other tax strategies. UHY did not provided any professional services related to tax matters, financial systems design and implementation, bookkeeping or internal audit services.

        The aggregate fees billed to the Company by UHY for professional services for fiscal 2009 and 2008 and Deloitte & Touche LLP ("Deloitte & Touche") for audit-related and tax-related services for fiscal 2009 and 2009 were as follows:

  Audit Fees

          The aggregate fees billed by UHY for its audit of the Company's annual financial statements and internal control over financial reporting in accordance with Section 404 and its reviews of the interim condensed financial statements included in the Company's Quarterly Reports on Form 10-Q were $1,284,259 and $1,285,854 for the fiscal years ended December 31, 2009 and 2008 respectively.

  Audit-Related Fees

          UHY did not provide any other audit-related services for the fiscal years ended December 31, 2009 and 2008. The aggregate fees billed by Deloitte & Touche for audit-related fees for the fiscal year ended December 31, 2009 and 2008 were $5,000 and $32,534, respectively. These fees related to transitioning workpapers to UHY, review of the 2008 financial statements, and inclusion of Deloitte & Touche's previous opinion therein.

  Tax Fees

          UHY did not provide any tax services for the fiscal years ended December 31, 2009 and 2008. The aggregate fees billed by Deloitte & Touche for tax services for the fiscal years ended December 31, 2009 and 2008 were $500,029 and $671,541, respectively. These fees relate to the preparation of tax returns and general advice relating to tax planning and compliance.

  All Other Fees

          There were no other fees for the fiscal years ended December 31, 2009 and 2008.

        The Committee has considered the level and nature of non-audit services provided by UHY and Deloitte & Touche in its deliberation of auditor independence.

        The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2009 and Management's Annual Report on Internal Control over Financial Reporting and the effectiveness of the Company's internal controls over financial reporting as of December 31, 2009, with management and UHY. Management has the responsibility for the preparation of the Company's financial statements and UHY has the responsibility for the audit of those statements. Based on these reviews and discussions with management and the Company's independent auditors, the Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended December 31, 2009 in the Company's Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE:
Rudolph K. Kluiber, Chairman A. Clinton Allen, Member Peter McMillan, Member

 PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of March 31, 2010 by each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, each of the directors and Named Executive Officers of the Company, and all executive officers and directors of the Company as a group.

Name	Amount and Nature of Beneficial Ownership of Ordinary Common Stock(1)	Percent(2)	Amount and Nature of Beneficial Ownership of Class A Common Stock(1)(3)	Percent
Samick Musical Instruments Co., Ltd. Samick Plaza Building 58-3 Nonhyeon-Dong, Gangnam-Gu Seoul, Korea 135-010	3,644,700(4)	31.6%	—	—
ValueAct SmallCap Partners 435 Pacific Avenue, 4th Floor San Francisco, CA 94103	1,081,853(5)	9.4%	—	—
RBC Global Asset Management (U.S.), Inc. 100 South Fifth Street, Suite 2300 Minneapolis, MN 55402	634,811	5.5%	—	—
Dimensional Fund Advisors LP 1299 Ocean Avenue, Ste 650-11th Floor Santa Monica, CA 90401	622,883(6)	5.4%	—	—
David M. Silfen 717 Fifth Avenue, 19th Floor New York, NY 10022	617,000	5.3%	—	—
Directors
A. Clinton Allen	29,100(7)	**	—	—
Jong Sup Kim	3,644,700(4)	31.6%	—	—
Kyle R. Kirkland	64,111(8)(9)	**	226,948	47.5%
Rudolph K. Kluiber	31,100(10)	**	—	—
Thomas Kurrer	63,601(11)	**	—	—
David Lockwood	1,081,853(5)	9.4%	—	—
Peter McMillan	29,100(7)	**	—	—
Dana D. Messina	209,811(8)(12)	1.8%	251,004	52.5%
John M. Stoner, Jr.	50,168(13)	**	—	—
Other Executive Officers
Dennis M. Hanson	69,480(14)	**	—	—
Ronald Losby	18,667(15)	**	—	—
All directors and executive officers as a group (11 persons)	5,290,560(4)(5)(8)(16)	44.5%	477,952	100.0%

**
Less than 1 percent.

(1)
Each share of Ordinary Common Stock has one vote. Each share of Class A Common Stock has 98 votes.

(2)
For purposes of determining beneficial ownership, owners of options exercisable within 60 days of March 31, 2010 are considered the beneficial owners of the shares of Ordinary Common Stock for which such options are exercisable, and the reporting herein is based on the assumption (as provided in the applicable rules of the SEC) that only the person or persons whose ownership is being reported will exercise such options for Ordinary Common Stock. As of March 31, 2010, there were 11,541,516 shares of Ordinary Common Stock issued and outstanding, less treasury stock.

(3)
All shares are pledged as security in a brokerage margin account.

(4)
Includes 3,644,700 of Ordinary Common Stock owned directly by Samick Musical Instruments Co., Ltd. ("Samick"). Mr. Kim is the Chairman of the Board of Samick and Chairman and director of Samick's subsidiaries. Mr. Kim disclaims beneficial ownership of the reported stock except to the extent of his pecuniary interest therein.

(5)
Includes 1,081,853 shares of Ordinary Common Stock owned directly by ValueAct SmallCap Master Fund, L.P. which may be deemed to be beneficially owned by (i) VA SmallCap Partners, LLC as the General Partner of ValueAct SmallCap Master Fund, L.P., (ii) ValueAct SmallCap Management, L.P. as the manager of ValueAct SmallCap Master Fund, L.P. and (iii) ValueAct SmallCap Management, LLC as the General Partner of ValueAct SmallCap Management, L.P. David Lockwood is the Managing Member of VA SmallCap Partners, LLC and ValueAct SmallCap Management, LLC. Mr. Lockwood disclaims beneficial ownership of the reported stock except to the extent of his pecuniary interest therein.

(6)
Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors, Inc., "Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company described herein that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of a Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by such Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(7)
Includes 29,100 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(8)
Includes 1,131 shares of Ordinary Common Stock owned by Kirkland Messina, Inc., which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina. While Messrs. Kirkland and Messina may constitute a "group" for purposes of the Securities Exchange Act of 1934, as amended, they each disclaim beneficial ownership of all shares of Ordinary Common Stock and Class A Common Stock held by the other person.

(9)
Includes 60,980 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days and 2,000 shares of Ordinary Common Stock that are pledged as security in a brokerage margin account.

(10)
Includes 29,100 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days and 2, 000 shares of Ordinary Common Stock that are pledged as security in a brokerage margin account.

(11)
Includes 21,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(12)
Includes 82,240 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days and 126,440 shares of Ordinary Common Stock pledged as security in a brokerage margin account.

(13)
Includes 43,276 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(14)
Includes 25,980 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(15)
Includes 10,000 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(16)
Includes 330,776 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days and 130,440 shares of Ordinary Common Stock pledged as security in a brokerage margin account.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Ordinary Common Stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 2009 except for two share purchase transactions by Mr. Losby that were not reported on a timely filed Form 4. However, such transactions were subsequently reported on Form 4, and all transactions are reflected in this Proxy.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        UHY LLP ("UHY") served as the Company's independent registered public accounting firm to audit the financial statements and internal control over financial reporting of the Company for the fiscal year ended December 31, 2009. The Board of Directors selected UHY to serve as the Company's independent registered public accounting firm for fiscal 2010. On April 19, 2010 UHY informed the Company that effective April 16, 2010, its New England practice had been acquired by Marcum LLP. As a result of this transaction, UHY declined reappointment as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

        UHY audited our financial statements for the fiscal years ended December 31, 2009 and 2008. The audit reports of UHY on our financial statements for those years did not contain an adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the fiscal years ended December 31, 2009 and 2008 and subsequently to April 19, 2010, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to UHY's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company's consolidated financial statement for such years, and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        The Company has provided UHY with a copy of the foregoing disclosures and has requested in writing that UHY furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. UHY provided a letter dated April 21, 2010 stating its agreement with such statements.

        As a result of the UHY transaction, the Audit Committee appointed Marcum LLP ("Marcum") as the successor independent registered public accounting firm on April 19, 2010. Prior to such appointment, the Company had not consulted with Marcum with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Representatives of UHY and Marcum will attend the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

        Deloitte & Touche LLP ("Deloitte & Touche") served as the Company's independent registered public accounting firm for fiscal year 2007. On April 3, 2008, the Board of Directors, based on the Audit Committee's recommendation, dismissed Deloitte & Touche and engaged UHY to serve as the Company's independent registered public accounting firm for fiscal year 2008, subject to shareholder approval.

        Deloitte & Touche's reports on the Company's financial statements for the year ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal year ended December 31, 2007 and through the date of dismissal of Deloitte & Touche, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for that year; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        During the year ended December 31, 2007 and through the date of the Audit Committee's decision, the Company did not consult UHY with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

 OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the Proxy will vote the proxies according to their best judgment.

STOCKHOLDER PROPOSALS

        Stockholder proposals, if any, which may be considered for inclusion in the Company's Proxy materials for the 2011 Annual Meeting of Stockholders must be received by the Company at its offices at 800 South Street, Suite 305, Waltham, Massachusetts 02453 not later than December 27, 2010.

HOUSEHOLDING

        Only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. This is known as householding.

        The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to Investor Relations at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, telephone number (781) 894-9770 or ir@steinwaymusical.com.

        Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Continental Stock Transfer & Trust, to request that only a single copy of the Proxy Statement be mailed in the future.

ANNUAL REPORT

        The Annual Report on Form 10-K for 2009 accompanies this Proxy Statement and is also posted on the Company's website at www.steinwaymusical.com. Stockholders may obtain a copy of this report without charge by writing to Investor Relations at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, telephone number (781) 894-9770 or ir@steinwaymusical.com.

X Please mark your votes like this  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  PROXY 1. ELECTION OF DIRECTORS 2. At their discretion regarding other matters presented at the Annual Meeting FOR WITHHOLD AUTHORITY FOR ALL The Board of Directors recommends a vote FOR the nominees named below. If no specification is made, the shares will be voted FOR the election of the nominees named herein. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith. (To withhold authority to vote for any individual nominee, mark “FOR” above and strike a line through that nominee’s name in the list above) Signature Signature Date , 2010 NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: As a stockholder of Steinway Musical Instruments, Inc., you have the option of voting your shares by mail OR electronically on the internet. Your shares will be voted at the annual meeting in accordance with your proxy. To Vote Your Proxy by Mail Please sign and mail the enclosed proxy card promptly. Votes submitted by mail must be received by 8:00 a.m., Eastern Time, on May 26, 2010. 1) Mark, sign and date your proxy card. 2) Detach it, and mail it in the postage-paid envelope provided. Do not mail the proxy card if you are voting electronically. To Vote Your Proxy on the Internet Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you mailed the proxy card. Votes submitted electronically on the internet must be received by 7:00 p.m., Eastern Time, on May 25, 2010. 1) Go to www.continentalstock.com 2) Click on Proxy Voting Log In. Have your proxy card available. You will need to enter information from the card to access the voting site. Follow the prompts to vote your shares. Do not mail the proxy card if you are voting electronically. 01 Kyle R. Kirkland 02 Dana D. Messina 03 Thomas Kurrer 04 John M. Stoner, Jr. 05 A. Clinton Allen 06 Rudolph K. Kluiber 07 Peter McMillan 08 David Lockwood 09 Jong Sup Kim

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2010 The undersigned stockholder of Steinway Musical Instruments, Inc. (the “Company”), hereby appoints each of Dana D. Messina and John R. Dudek attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the Company’s corporate office at 800 South Street, Suite 305, Waltham, Massachusetts 02453, on May 26, 2010 at 9:30 a.m., and at any adjournment of said meeting, all of the shares of Ordinary Common Stock which the undersigned may be entitled to vote. (Continued, and to be marked, dated and signed, on the other side)  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  PROXY Important Notice Regarding the Availability of Proxy Materials for Steinway Musical Instruments, Inc.’s Annual Meeting of Stockholders to Be Held on May 26, 2010 The following Proxy Materials are available to you at http://www.cstproxy.com/SteinwayMusical/2010 • the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, • the Company’s 2010 Proxy Statement (including all attachments thereto), • the Proxy Card, and • any amendments to these materials that are required to be furnished to stockholders. ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available to vote your proxy electronically. You must reference your Company ID, 9-digit proxy number and 10-digit account number.

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INTERNET AVAILABILITY OF PROXY MATERIALS
ELECTION OF DIRECTORS
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year End
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE(1)
PRINCIPAL STOCKHOLDERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS
HOUSEHOLDING
ANNUAL REPORT